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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. of our report dated November 13, 2007 relating to the consolidated balance sheet of BreitBurn GP, LLC, which appears in the Current Report on Form 8-K of BreitBurn Energy Partners L.P. dated November 13, 2007. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, CA
January 7, 2008

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  Exhibit 23.1